Exhibit 16.1

November 19, 2010
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Patriot National Bancorp, Inc.’s statements included under Item 4.01 of its Form 8-K filed on November 19, 2010 and we agree with such statements concerning our firm.
McGladrey & Pullen, LLP